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                                                                   Exhibit 10(a)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed this 17 day of August, 1999, by and between ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation with its principal place of business at 10th Floor, Six PPG Place, Pittsburgh, PA 15222 (with all of its direct and indirect subsidiaries, "ATI" or the "Employer"), and THOMAS A. CORCORAN, an individual residing in the State of Maryland (the "Executive").

         In consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Employer and the Executive hereby agree as follows:

         1. Employment. The Executive represents and warrants that he is not a party to any existing agreement or obligation that would prevent him from entering into an employment relationship with the Employer and performing his obligations and duties thereunder. The Executive further represents and warrants that he is not a party to any existing agreement or obligation that would cause the Employer to be in violation of any third party's rights. Commencing on September 16, 1999 (the "Effective Date"), the Employer, in reliance on such representations, shall employ the Executive and the Executive shall accept employment by the Employer upon the terms and conditions set forth in this Agreement.

         2. Term. The term of employment (the "Term") shall begin on the Effective Date and, except as otherwise provided in Sections 6, 7, 8, 9, 10 and 11 below, shall end on July 16, 2004. The Term shall be automatically extended for one additional month commencing on July 16, 2003 and, if initially extended, on the last day of each calendar month thereafter (each, an "Extension Date") unless one party gives written notice to the other on or before an Extension Date. As of the last day of the month in which a notice not to renew is delivered, the Term of this Agreement shall be twelve months and shall not be further extended. The last day of the calendar month in which the Term hereof, as extended from time to time, is then due to expire is hereinafter referred to as the "Expiration Date."

         3. Duties. The Executive will serve as President and Chief Executive Officer ("CEO") of ATI. As President and CEO of ATI, the Executive shall have the primary responsibility to manage and direct the day-to-day business of ATI, including the generation of income and control of expenses and principal responsibility for strategic planning and direction. The Executive shall perform such duties as are consistent with the role of President and CEO of ATI and such other duties as may be reasonably assigned to him from time-to-time by ATI's Board of Directors (the "Board"). With the written consent of the Board, the Executive may (i) devote a reasonable amount of time and effort to charitable, industry or community organizations and (ii) subject to the provisions of
Section 6 hereof, the Executive may serve as a director of other companies. As of the Board meeting next following the Effective Date, the Chairman of the Board of Directors shall nominate the Executive for a seat on the Board and shall recommend to the Board that they each and all vote in favor of such nomination.

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         4. Compensation. During the Term, the Executive shall be compensated as follows:

                  (a) Salary. The Executive shall be paid an annual salary of not less than $800,000 (the "Annual Base Salary"), to be distributed in equal periodic installments according to the Employer's customary payroll practices. The Annual Base Salary will be reviewed annually by the Personnel and Compensation Committee of the Board (the "Committee") and increased (but not decreased) if the Committee, in its discretion, determines an increase to be appropriate, based on the types of factors the Committee usually takes into account in reviewing executive level salaries, including, but not limited to, cost-of-living factors, ATI's financial performance, and the Executive's performance. Nothing contained herein shall be construed to prevent the Employer from increasing the Executive's Annual Base Salary more often than annually.

                  (b) Bonuses. The bonus arrangements applicable to the Executive shall be as follows:

                           (i) Signing Bonus. Promptly following the Effective Date, the Executive shall receive a one-time signing bonus of $2 million in cash.

                           (ii) Special Bonuses. The Executive shall receive (A) a special bonus of $600,000 in cash on February 1, 2000, (B) a special bonus of $375,000 in cash on January 31, 2001 and a special bonus of $375,000 in cash on January 31, 2002. In general, for purposes of the foregoing, the Executive must be an employee of ATI on the applicable date in order to be entitled to receive the bonus payable on that date; provided, however, that Section 10 contains special provisions concerning the payment of these bonuses in the event that the Executive's employment is terminated by ATI without Cause (as defined in Section 9(b)).

                           (iii) AIP Participation. Effective January 1, 2000, the Executive shall be eligible to participate in ATI's Annual Incentive Plan (the "AIP"). Under the AIP, the Executive's annual bonus (the "Performance Bonus") will depend upon the extent to which individual and corporate performance goals (the "Goals") are achieved. If 100% of the Goals is achieved, the Executive shall earn a Performance Bonus equal to 80% of the Annual Base Salary. A sliding scale shall determine the Performance Bonus if achievement of the Goals is less than or greater than 100%. If 120% of the Goals is achieved, the Executive may earn a Performance Bonus of up to 160% of the Annual Base Salary. Achievement of 75% of the Goals shall be the minimum required to earn a threshold Performance Bonus of 20% of the Annual Base Salary. The Board, in its sole discretion, reserves the right to modify or eliminate these thresholds.

                  (c) Performance Share Plan. Effective January 1, 2000, the Executive shall be eligible to participate in ATI's Performance Share Plan (the "PSP"). Under the PSP, the Executive may earn an award of cash or the common stock of ATI ("ATI Common Stock" or the "Common Stock of ATI") (denominated at the grant date) or a combination of both, with an aggregate value up to 150% of the Annual Base Salary at the grant date. Payment of the award shall be based upon the extent to which three-year performance goals are achieved by ATI and shall be made in three installments over a period of three years.

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                  (d) Retirement Savings Plan. Effective on the earliest date permitted under the Retirement Savings Plan, the Executive shall participate in the Retirement Savings Plan. ATI has a tax-qualified defined contribution plan under which (i) ATI contributes 6.5% of the Executive's base salary, up to applicable Internal Revenue Service ("IRS") limits and (ii) the Executive may defer a maximum of 5% to 8% of his compensation (the actual limit depending on seniority), with ATI matching such deferrals at 50%. All such contributions are subject to the applicable IRS limits.

                  (e) Supplemental Pension Plan. The Executive shall participate in ATI's Supplemental Pension Plan in accordance with its terms except to the extent such terms are modified with respect to the Executive in this subsection. Under ATI's Supplemental Pension Plan, the Executive's accrued benefit will equal 50% of his base salary at termination of employment. This benefit will be payable beginning at age 62 or, if later, upon actual retirement, and will continue for 120 months or, if less, for a number of months equal to 12 times the Executive's years of employment with ATI. Notwithstanding any contrary provision in the Supplemental Pension Plan, (i) if the Executive resigns from employment with ATI at any time prior to attaining age 58 and does not accept employment with a third party, ATI shall pay to or with respect to him an amount equal to 50% of the amount earned from his date of hire to his resignation in equal monthly installments over the period equal to his period of employment commencing at the Executive's 62nd birthday and ATI shall pay each such installment so long as the Executive is not then in the employ of a for-profit corporation, (ii) if the Executive resigns at any time after attaining age 58, ATI shall pay him a benefit equal to the benefit he would have accrued if he was then employed by ATI for the greater of five (5) years or the number of years of actual employment in equal monthly installments over the period equal to the applicable of five (5) years or the number of years of actual employment (but not greater than ten (10) commencing at his age 62 and ATI shall pay each such installment so long as the Executive is not then in the employ of a for profit corporation and (iii) the Executive shall forfeit his right to this supplemental pension if before the Executive attains age 62 his employment is terminated by the Employer for Cause (as set forth in Section 9 hereof).

                  (f) Stock Acquisition and Retention Plan. The Executive shall be eligible to elect to participate in the Stock Acquisition and Retention Plan ("SARP") for the 2000 plan year and for each year thereafter during his employment by ATI in accordance with the terms and conditions of the SARP. Under the SARP, one share of restricted stock is awarded for each two shares purchased from ATI or designated by the Executive from previously owned shares (the Executive may not purchase of designate in any year stock having a value in excess one year's base salary). The restricted stock will vest if the Executive remains an employee of ATI and holds the purchased and/or designated stock for five years after the date of purchase and/or designation.

         5. Expense Reimbursement and Other Benefits.

                  (a) Reimbursement of Expenses. During the Term, the Employer, upon the submission by the Executive of proper substantiation, including copies of all relevant invoices, receipts or other evidence reasonably requested by Employer, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant

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to the business of the Employer, including first class or business class air travel of the Executive and his spouse.

                  (b) Other Employee Benefits. During the Term, the Executive will be eligible to participate in ATI's employee benefit, fringe benefit and executive perquisite plans and programs on a basis no less favorable than is made available to other senior executives of ATI. Such plans and programs shall include, but not be limited to, ATI's vacation policy (the Executive will be entitled to no less than 4 weeks' vacation each year), the Non-Qualified Deferred Compensation Plan (at the Executive's election, some or substantially all of the Executive's compensation may be deferred), the Supplemental Savings Plan, the Employee Stock Purchase Plan, ATI's Health, Accident, Disability Plans, company-paid car, Duquesne Club and one country club membership, financial planning assistance (at a cost not to exceed $15,000 in any calendar year), coverage under ATI's directors and officers liability insurance, participation in the annual executive physical program, spousal travel for company business and the use of a company plane with personal use charged back to the Executive at cost. The Executive shall also be eligible to participate in the ATI relocation policy applicable to new executive hires

                  (c) Stock Options. As of the Effective Date, the Executive shall be granted a non-qualified stock option (the "Option") to purchase 200,000 shares of ATI Common Stock. The exercise price per share of the Option shall equal the fair market value per share of ATI Common Stock on the Effective Date. The Option will vest and become exercisable in three equal installments on the first, second and third anniversaries of the Effective Date. All terms and conditions of the Option will be governed by ATI's Incentive Plan and a written stock option agreement containing the terms and conditions customarily used by ATI in connection with its executive stock option program. The Executive shall be eligible for additional option grants in future years to the extent such grants are approved by the Personnel & Compensation Committee of the Board.

                  (d) Restricted Stock. As of the Effective Date, ATI shall award to the Executive 150,000 shares of ATI Common Stock (the "Restricted Stock") subject to restrictions which shall provide that the Executive shall not transfer such shares during the restriction period and shall forfeit such shares if during the restriction period his employment with ATI terminates for any reason other than death. The restriction period shall lapse as to all of such shares on July 16, 2004, or if earlier, on the date of the Executive's death. The certificates evidencing such restricted shares of Restricted Stock shall be held in custody by the Secretary of the Employer until the restriction period with respect thereto shall have lapsed, and the Executive shall deliver to the Employer a stock power endorsed in blank relating to such shares. The Executive shall be entitled to receive any dividends payable with respect to such shares of Restricted Stock beginning on the date of award of such shares. Such stock award shall be evidenced by a written agreement between ATI and the Executive in form and substance reasonably satisfactory to the Employer and the Executive, which agreement shall set forth the terms and conditions of such stock award consistent with this Agreement.

                  (e) Terms of Participation in Benefit Plans and Programs. The Executive's participation in ATI's employee and executive benefit plans, programs and arrangements, as provided in this Agreement, shall be subject in each case to the applicable terms and conditions

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of such plans, programs and arrangements. All such plans, programs and arrangements are subject to amendment or termination by ATI at any time.

         6. Restrictions.

                  (a) Non-competition. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an executive, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with ATI (for this purpose, any business that engages in the manufacture or distribution of products similar to those products manufactured or distributed by ATI at the time of termination of the Agreement shall be deemed to be in competition with
ATI); provided that such provision shall not apply to the Executive's ownership of Common Stock of ATI or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

                  (b) Nondisclosure. During the Term and at all times after the termination of the Term for any reason, the Executive shall not at any time divulge, communicate, use to the detriment of ATI or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of ATI. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of ATI (which shall include, but not be limited to, information concerning ATI's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of ATI that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to ATI with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by ATI (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about ATI or its respective businesses. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law. None of the foregoing obligations and restrictions apply to any Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of disclosure by the Executive.

                  (c) Nonsolicitation of Employees and Clients. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, other than in connection with the performance of Executive's duties under this Agreement,
(i) employ or attempt to employ or enter into any contractual arrangement with any employee or

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former employee of the Employer, unless such employee or former employee has not been employed by the Employer for a period in excess of six months, (ii) call on or solicit any of the actual or targeted prospective clients of the Employer on behalf of any person or entity in connection with any business competitive with the business of the Employer, and/or (iii) make known the names and addresses of such clients or any information relating in any manner to the Employer's trade or business relationships with such customers (unless the Executive can demonstrate that such information was or became generally available to the public other than as a result of a disclosure by the Executive).

                  (d) Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Executive during the course of performing work for the Employer or its customers (collectively, the "Work Product") shall belong exclusively to the Employer and shall, to the extent possible, be considered a work made by the Executive for hire for the Employer within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Employer, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Employer, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  (e) Books and Records. All books, records, and accounts relating in any manner to the customers of the Employer, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Employer and shall be returned immediately to the Employer on termination of the Executive's employment hereunder or on the Employer's request at any time.

                  (f) Definition of ATI. Solely for purposes of this Section 6, the terms "ATI" and the "Employer" shall include all current direct and indirect subsidiaries of ATI, any future subsidiaries of ATI that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with ATI during the periods described herein.

                  (g) Acknowledgment by Executive. The Executive acknowledges and confirms that (i) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interest of the Employer including the legitimate interests of ATI, and (ii) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, over long, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial, or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of ATI is such as would cause the Employer serious injury or loss if

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he were to use such ability and knowledge to the benefit of a competitor or were to compete with ATI in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Employer's successors and assigns.

                  (h) Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  (i) Extension of Time. If the Executive shall be in violation of any provision of this Section 6 then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Employer seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  (j) Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7. Death. The Term shall terminate upon the death of the Executive and be of no further force or effect. Upon such termination, (i) the Employer will pay the Executive's estate a lump sum equal to the sum of the following (referred to herein as the "Accrued Obligations"): (A) the Executive's base salary through the date of termination but not previously paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the Executive as of the date of termination under the terms of the applicable compensation arrangement but not previously paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the date of termination but not previously paid, (ii) the Executive's beneficiary, heirs or estate shall be entitled to receive all benefits accrued by him as of the date of termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans and welfare benefits plans of the Employer to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements (referred to herein as the "Accrued Benefits") and (iii) all other obligations of ATI hereunder shall cease forthwith.

         8. Disability. If during the Term Executive is unable to perform his services, by reason of illness or incapacity, for a period of 180 consecutive days or more, the Employer may, at its option, upon written notice to the Executive, terminate the Term and his employment hereunder. Upon such termination, the Employer will pay the Accrued Obligations to the Executive in a lump sum, the Executive shall be entitled to the Accrued Benefits, and all other obligations of ATI hereunder shall cease forthwith.

         9. Termination for Cause.

                  (a) The Employer shall have the right to terminate the Term and the Executive's employment hereunder for Cause (as defined below). Upon such termination, the

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Employer will pay the Accrued Obligations to the Executive in a lump sum, the
Executive shall be entitled to the Accrued Benefits, and all other obligations of ATI hereunder shall cease forthwith.

                  (b) For purposes hereof, the term "Cause" shall mean the Executive's conviction of a felony, personal dishonesty directly affecting ATI, willful misconduct, breach of a fiduciary duty involving personal profit to the Executive or intentional failure to perform stated duties provided, however, an intentional failure to perform stated duties shall not constitute Cause until the Board provides the Executive with written notice setting forth the specific duties that, in the Board's view, the Executive has failed to perform and the Executive is provided a period of thirty (30) days to cure such specific failure(s) to the satisfaction of the Board.

         10. Termination Without Cause. At any time the Employer shall have the right to terminate the Term and the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 10 (that is not a termination under any of Sections 7, 8, 9 or 11), the Employer shall pay to the Executive a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the greater of (i) the number of years remaining in the Term or (ii) two, (B) the product of the Executive's bonus for the prior year (not including the bonuses described in Section 4(b)(i) and (ii)) multiplied by the greater of (i) the number of years remaining in the Term or
(ii) two and (C) the amount of any of the special bonuses under Section 4(b)(ii) that remains unpaid as of the date of termination. The Employer shall also, for the greater of (i) the remainder of the Term or (ii) two years, continue to pay its share of the cost of participation by the Executive and his dependents in health, life and long-term disability benefits that are the same as or substantially similar to those applicable to the Executive and his dependents at the date of termination. ATI shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

         11. Termination by the Executive.

                  (a) The Executive shall at all times have the right, upon 60 days written notice to the Employer, to terminate the Term and his employment hereunder.

                  (b) Upon any termination pursuant to this Section 11 by the Executive without Good Reason (as defined below), the Employer will pay the Accrued Obligations to the Executive in a lump sum, the Executive shall be entitled to the Accrued Benefits, and all other obligations of ATI hereunder shall cease forthwith.

                  (c) Upon any termination pursuant to this Section 11 by the Executive for Good Reason, the Employer shall pay to the Executive the same amounts that would have been payable by the Employer to the Executive under
Section 10 of this Agreement if the Executive's employment had been terminated by the Employer without Cause. The Employer shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

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The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

                  (d) For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Executive; or (ii) any failure by the Employer to comply with any of the material provisions of Section 4 or Section 5 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Executive.

         12. Waivers. It is understood that either party may waive the strict performance of any covenant or agreement made herein; however, any waiver made by a party hereto must be duly made in writing in order to be considered a waiver, and the waiver of one covenant or agreement shall not be considered a waiver of any other covenant or agreement unless specifically in writing as aforementioned.

         13. Savings Provisions. The invalidity, in whole or in part, of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provisions of this Agreement, as the same may be amended from time to time shall not affect the validity of the remaining portions thereof.

         14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without giving effect to its choice of law provision.

         15. Notices. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended as follows (or such other addresses as either party may designate by notice to the other party):

             If to the Employer      Allegheny Teledyne Incorporated
                                     10th Floor, Six PPG Place
                                     Pittsburgh, PA 15222
                                     Attn:  Chairman of the Board

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             with a copy to:         Jon D. Walton
                                     Senior Vice President, General Counsel
                                     and Secretary
                                     Allegheny Teledyne Incorporated
                                     10th Floor, Six PPG Place
                                     Pittsburgh, PA 15222

             If to the Executive:    At the most recent home address of the
                                     Executive on the official records of the Employer

         16. Default. In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may, after giving 30 days notice to the defaulting party to provide a reasonable opportunity to cure such default, proceed to protect its rights by suit in equity, action at law, or, where specifically provided for herein, by arbitration, to enforce performance under this Agreement or to recover damages for breach thereof, including all costs and attorneys' fees, whether settled out of court, arbitrated, or tried (at both trial and appellate levels).

         17. The Executive's Legal Counsel; Reimbursement of Attorneys Fees. Executive has been advised by legal counsel in connection with the negotiation, preparation and execution of this Agreement. Promptly upon the Executive's demand (accompanied by reasonable documentation), Employer shall reimburse the Executive his reasonable attorney's fees and costs relating to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated thereby.

         18. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Employer, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         19. Successors.

                  (a) This Agreement shall inure to the benefit of and be binding upon the Executive and the Executive's assigns, heirs, representatives or estate.

                  (b) This Agreement shall inure to the benefit of and be binding upon ATI (including each direct and indirect subsidiary) and its successors and assigns.

         20. Liability for Taxes. The Employer shall have no liability for any tax liability of Executive attributable to any payment made under this Agreement except for customary employer liability for federal and state employee taxes (e.g., social security, Medicare, etc.). The Employer may withhold from any such payment such amounts as may be required by applicable provisions of the Internal Revenue Code, other tax laws, and the rules and regulations of the Internal Revenue Service and other tax agencies in effect at the time of any such payment.

         21. Prior Understandings. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement

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are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         [The remainder of this page has been left blank intentionally.]

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         IN WITNESS WHEREOF, ATI, by its appropriate officer, signed this
Agreement and Executive signed this Agreement, as of the day and year first above written.

WITNESS                                    ALLEGHENY TELEDYNE INCORPORATED

/s/ Judd R. Cool                           By: /s/ Jon D. Walton
--------------------------                 -------------------------------------

                                           Title: Senior Vice President, General
                                                  ------------------------------
                                                  Counsel and Secretary

                                           EXECUTIVE

/s/ Claudia Ann Corcoran                   /s/ Thomas A. Corcoran
--------------------------                 -------------------------------------
                                           Thomas A. Corcoran

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